UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2005

Commission File Number: 0 - 30927

GARUDA CAPITAL CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	980209053
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

502 – 1978 Vine Street, Vancouver, British Columbia, Canada V6K 4S14
(Address of principal executive offices)

(604) 737-0203
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

     (a) Previous independent accountants

     (i) On July 11, 2005, Williams & Webster, P.S. (“Williams”) informed Garuda Capital Corp. (the "Company") that it would no longer represent the Company as its accountants, effective immediately.

     (ii) Williams last reported on the Company's financial statements as of October 14, 2004. The Company's financial statements for the year ended June 30, 2004, as audited by Williams, included an independent auditor's report containing an explanatory paragraph describing substantial doubt as to the Company's ability to continue as a going concern.

     (iii) During the Company's most recent fiscal year and the subsequent interim period through July 11, 2005, there were no disagreements with Williams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved, to Williams's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report. However, Williams's reports on the Company's consolidated financial statements contained an explanatory paragraph describing substantial doubt as to the Company's ability to continue as a going concern.

     (iv) During the Company’s two most recent fiscal years and the subsequent interim period through July 11, 2005, there have been no reportable events (as defined in Regulation S-B Item 304(a)(1)).

     (v) The Company has requested that Williams furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated July 15, 2005, is filed as Exhibit 16.1 to this Form 8-K.

     (b) New independent accountants

The Company has not yet engaged a new auditing firm.

Item 9.01. Financial Statement and Exhibits

     (c) The following documents are filed herewith as exhibits:

Exhibit Number	Description

16.1	Letter from Williams & Webster, P.S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARUDA CAPITAL CORP.

Date: July 15, 2005	By:	/s/ C. Robin Relph

C. Robin Relph, President, Chief
Executive Officer, Chief Financial Officer